Exhibit 99.1

International Land Alliance Exits CBD Hemp Joint Venture

Profitable Short-Term Land Lease for Hemp will be Transitioned to Subdividing Property for

Construction of Residential Homes

SAN DIEGO, CALIFORNIA, December 28, 2021 — International Land Alliance, Inc. (OTCQB:ILAL), (“ILA” or the “Company”), an international land investment and development firm, exited its joint venture agreement with a privately-held California hemp grower (“Grower”) for commercial hemp operations on 40 acres of the Company’s Southern California property to begin the due diligence process of subdividing the property for the construction of residential homes.

The Company executed a new agreement which terminated any and all of its interest, directly or indirectly, in the lease. Pursuant to the agreement the Company will be paid $150,000 over the next two years, which includes $100,000 previously loaned to the venture for the purposes of improvements to the property.

“As historic demand for homes in Southern California continues to grow, and with land prices at a premium, we believe the best use for the property now is to subdivide for the construction of residential homes. Median prices for 5-acre lots in the surrounding area are currently $250,000, creating a profitable exit opportunity and additional income as we continue to ramp up the sales and marketing of our Baja California developments and primary business. The exit further strengthens our balance sheet which will continue to help build long-term value for our shareholders,” said Frank Ingrande, President of ILA.

The Company acquired this property in Q1 2019 for $1,100,000, which included three vacant 20-acre parcels, and one 20-acre parcel with an existing 8,000 square foot event venue currently generating revenue. In Q3 2019, the Company sold one vacant 20-acre parcel for $630,000.

About International Land Alliance, Inc.

International Land Alliance, Inc. (OTCQB:ILAL) is an international land investment and development firm based in San Diego, California. As its’ core mission, the Company has embraced technology for sustainable and socially responsible solutions, in addition to using proptech and construction tech advanced applications to meet these goals. The Company is focused on acquiring attractive raw land primarily in Northern Baja California, often within driving distance from Southern California. The Company serves its shareholders by devoting considerable time and resources to seeking out the finest sites available and obtaining the necessary development permits to build a compelling portfolio of properties, which provide a diversity of investment and living options. Please visit: www.ila.company.

Safe Harbor Statement

The press release may include certain statements that are not descriptions of historical facts but are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section21E of the Securities Exchange Act of 1934. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking terminology such as “may,” “expects,” “believes,” “anticipates,” “intends,” “projects,” or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectation and actual results may vary (perhaps materially) from certain of the results anticipated herein.

CONTACT

Investor Relations:

Brooks Hamilton

Senior Vice President

MZ Group – MZ North America

(949) 546-6326

ILAL@mzgroup.us

www.mzgroup.us